UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

MEDTOX SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 25, 2007, MEDTOX Laboratories, Inc., a wholly owned subsidiary of MEDTOX Scientific, Inc., (the "Company") entered into an Amendment of Lease (“Amendment”) to the Commercial Lease ("Commercial Lease") with St. Paul Properties, Inc. (“Lessor”). The Amendment modifies the terms of the Commercial Lease, dated as of July 28, 2000, but effective as of September 1, 2000. The Amendment, effective as of August 31, 2007, extends the term of the lease to August 31, 2012. The Agreement also provides for annual increases in the base rent rate from approximately $150,000 per year for the period ending August 31, 2008 to approximately $162,000 per year for the period ending August 31, 2012. The Amendment is filed herewith as Exhibit 10.1 and the Commercial Lease is filed herewith as Exhibit 10.2 and both are incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2007, the Board of Directors of the Company appointed Steven Schmidt, the Company’s Vice President, Finance, to serve as its Principal Accounting Officer. Mr. Schmidt joined the company as Vice President, Finance in March of 2007, and will continue in that capacity. Before joining MEDTOX, Mr. Schmidt, age 48, served as US Controller from June 2001 to March 2007 for Uni-Select USA, a subsidiary of Uni-Select, Inc. Uni-Select, Inc is a publicly held Canadian corporation with annual revenues in excess of $1 billion, of which over 50% is in the United States. Angela Lacis, served as Principal Accounting Officer prior to Mr. Schmidt’s appointment. Ms. Lacis is now the Company's Internal Financial Auditor.

Item 7.01.	Regulation FD Disclosure

On May 23, 2007, MEDTOX Scientific, Inc. held its Annual Meeting of Stockholders. The presentation to stockholders is attached as Exhibit 99.1.

Item 8.01.	Other Events

On May 23, 2007, MEDTOX Scientific, Inc. held its Annual Meeting of Stockholders. Stockholders elected two incumbent directors, Brian P. Johnson, MBA, and Robert J. Marzec, MBA, CPA, to a three-year term expiring in 2010. Mr. Johnson and Mr. Marzec, join Richard J. Braun, MBA, JD, MEDTOX’s Chairman of the Board, President and Chief Executive Officer, Samuel C. Powell, Ph.D. and Robert A. Rudell, MBA, whose terms expire in 2008 and 2009, as directors on the MEDTOX five-member board of directors.

In addition, stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Stockholders also approved the MEDTOX Executive Compensation Plan.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment of Lease dated May 25, 2007
10.2	Commercial Lease dated July 28, 2000
99.1	MEDTOX Scientific, Inc. presentation to stockholders, dated May 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: May 30, 2007	By: /s/ Richard J. Braun
Name: Richard J. Braun
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment of Lease dated May 25, 2007
10.2	Commercial Lease dated July 28, 2000
99.1	MEDTOX Scientific, Inc. presentation to stockholders, dated May 23, 2007.

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